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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                            ___________________________


                                     FORM 8-K

                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          JULY 26, 2000 (JULY 18, 2000)
                Date of Report (Date of earliest event reported)


                             AVAX TECHNOLOGIES, INC.
              (Exact name of Registrant as specified in its charter)


           DELAWARE                      000-29222              13-3575874
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                  Identification Number)


                                  4520 MAIN STREET
                                     SUITE 930
                               KANSAS CITY, MO 64111
                     (Address of principal executive offices)



                                  (816) 960-1333
                (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS

        (a)   M-VAX-TM- COMMERCIALLY AVAILABLE IN AUSTRALIA.

        On July 18, 2000, the Company announced that M-Vax, its autologous cell vaccine (AC Vaccine-TM-) for the treatment of stage 3 melanoma, is now commercially available in Australia. The Company currently owns a 65% interest in the Australian joint venture entity that is marketing M-Vax in Australia. M-Vax is produced in Australia through a contract manufacturing agreement with Bioenterprises Pty. Limited.

        (b)   COMPANY SIGNS PRELIMINARY AGREEMENT TO ACQUIRE GENOPOIETIC S. A.

        On July 18, 2000, the Company announced that it had signed an agreement to acquire Genopoietic S.A. and its corporate affiliates, based in Paris, France. The transaction is subject to certain closing conditions, which the parties anticipate will be completed by the end of the summer.

        Pursuant to the terms of the agreement, 100% of the outstanding shares of Genopoietic will be contributed to the Company in exchange for a combination of common stock of the Company and options to acquire common stock of the Company. In the aggregate, the shares of the Company's common stock and options to acquire common stock will not exceed 3,000,000 shares.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        EXHIBITS.

        99.1 Press Release dated July 18, 2000 announcing commercialization of M-Vax in Australia.

        99.2 Press Release dated July 18, 2000 announcing Company's agreement to acquire Genopoietic.




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                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AVAX TECHNOLOGIES, INC.

Date:  July 26, 2000

                                       By: /s/ David L. Tousley
                                           ---------------------------
                                       Name:   David L. Tousley
                                       Title: Chief Financial Officer







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                                   EXHIBIT INDEX


      Exhibit Number                            Description
      --------------                            -----------
          99.1 Press Release regarding commercialization of M-Vax in Australia.

          99.2                     Press Release regarding Company's
                                   agreement to acquire Genopoietic.








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